SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2003

Belmont Bancorp.

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-12724	34-1376776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Main Street, Bridgeport, Ohio	43912
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (740) 695-3323

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7.	Financial Statements and Exhibits

(c) Exhibits

99.1	News Release issued by Belmont Bancorp., dated July 18, 2003, as revised to include a non-GAAP reconciliation as required by Regulation S-K.

ITEM 9.	Regulation FD Disclosure (Information furnished in this Item 9 is furnished under Item 12)

On July 18, 2003, Belmont Bancorp. issued a news release announcing its earnings for the three month period ending June 30, 2003. This news release is attached as Exhibit 99.1, which is incorporated herein by reference.

This information furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELMONT BANCORP. (Registrant)

/s/ JANE R. MARSH

Jane R. Marsh
Chief Financial Officer

July 18, 2003